Exhibit 5.1

Top KingWin Ltd	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/CLE/508141.00003

23 January 2026

Dear Sirs

Top KingWin Ltd (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form S-8, including all amendments or supplements thereto (the Form S-8), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act), on or about the date hereof. The Form S-8 relates to the registration under the Securities Act of 364,101 class A ordinary shares with par value of US$0.0625 per share (the Restricted Shares) to be issued to certain directors, officers, employees and consultants of the Company and its subsidiaries.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined below). A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 16 February 2022 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the third amended and restated memorandum and articles of association of the Company adopted by special resolutions dated 14 August 2025 and effective from 14 August 2025 (respectively, the Memorandum and the Articles);

(c)	a certificate of good standing of the Company dated 21 January 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors of the Company (the Register of Directors);

(e)	the written resolutions of all the directors of the Company dated 9 January 2026 approving, among other things, the Company’s issuance of the Restricted Shares (the Board Resolutions);

Ogier
Providing advice on British Virgin Islands,	Partners
Cayman Islands and Guernsey laws	Nicholas Plowman	Yuki Yan
	Nathan Powell	David Lin
Floor 11 Central Tower	Anthony Oakes	Alan Wong
28 Queen’s Road Central	Oliver Payne	Rachel Huang**
Central	Kate Hodson	Janice Chu**
Hong Kong	David Nelson	Zhao Rong Ooi†
	Justin Davis	Florence Chan*‡	* admitted in New Zealand
T +852 3656 6000	Joanne Collett	Richard Bennett**‡	** admitted in England and Wales
F +852 3656 6001	Dennis Li	James Bergstrom‡	† admitted in Singapore
ogier.com	Cecilia Li		‡ not ordinarily resident in Hong Kong

(f)	a certificate dated on the date hereof as to certain matters of fact signed by a director of the Company (the Director’s Certificate); and

(g)	the Form S-8.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Registers, the Director’s Certificate and documents provided to us is accurate, complete and up-to-date (as the case may be) as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Form S-8 are true and correct copies and the Form S-8 conforms in every material respect to the latest drafts of the same produced to us and, where the Form S-8 has been provided to us in successive drafts marked to show changes from a previous draft, all such changes have been accurately marked;

(g)	the Board Resolutions have been duly passed in accordance with the Company’s articles of association then in effect and remain in full force and effect;

(h)	each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the issuance of the Restricted Shares (the Issuance) and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Issuance which has not been properly disclosed in the Board Resolutions;

(i)	neither the directors nor the shareholders of the Company have taken any steps to wind up the Company or to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets;

(j)	the maximum number of Restricted Shares which the Company is required to issue to fulfil its obligation will not exceed the Company’s authorised share capital then in place;

(k)	the consideration payable for each Restricted Share shall be no less than the par value of the Restricted Shares; and

(l)	there is nothing under any law (other than the laws of the Cayman Islands), that would or might affect the opinions herein.

3	Opinions

On the basis of the examination of the Documents and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company in the Cayman Islands and is validly existing and in good standing with the Registrar.

Authorised Shares

(b)	Based solely on the Memorandum, the authorised share capital of the Company is US$31,250,000 divided into (i) 400,000,000 class A ordinary shares of a par value of US$0.0625 each (the Class A Ordinary Shares) and (ii) 100,000,000 class B ordinary shares of a par value of US$0.0625 each.

Valid Issuance of Restricted Shares

(c)	The issuance of the Restricted Shares have been duly authorised by all necessary corporate actions of the Company under the Memorandum and Articles and, upon the issuance and delivery of the Restricted Shares in accordance with the Memorandum and Articles and the Board Resolutions and once consideration of not less than the par value is fully paid per Restricted Share to the Company, the Restricted Shares will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance of the Restricted Shares, the shareholders recorded in the register of members of the Company will be deemed to have legal title to the shares of the Company set out against their respective names.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Form S-8, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Form S-8 and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.4	In this opinion, the phrase “non-assessable” means, with respect to the Restricted Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Restricted Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”; and “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier